U.S. Securities and Exchange Commission
                                Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported):  November 4, 2004


                               ADA-ES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Colorado                 000-50216               84-1457385
----------------------------      -----------          -----------------
(State or other jurisdiction     (Commission          (I.R.S. Employer
       of incorporation)          File Number)        Identification No.)


               8100 SouthPark Way, B, Littleton, Colorado           80120
               ------------------------------------------          --------
                 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (303)734-1727


                               Not Applicable
                              ----------------
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 4, 2004 the Board of Directors, upon recommendation of the Compensation Committee, which committee consists solely of independent directors, approved several compensation matters related to compensation of non-management directors and executive officers.

Non-Management Board Compensation
---------------------------------
Subject to shareholder approval, the Board approved the issuance of 603 shares of the Company's common stock to each non-management director, for a total of 4,221 shares for service on the Board from October 1, 2003 through September 30, 2004. (The non-management directors of registrant are Ramon E. Bisque, Duane N. Bloom, John W. Eaves, Ronald B. Johnson, Robert H. Lowdermilk, Rollie J. Peterson and Jeffrey C. Smith. The shares and options that would otherwise be issued to Mr. Eaves will be issued to Arch Coal Company, his employer.) In addition, the Board approved, also subject to shareholder approval, the grant of options to acquire 5,000 shares of the Company's common stock to each non-management director, for a total of 35,000 shares, at an exercise price of $13.80, the closing price of the stock on November 3, 2004. The options, if approved, will be exercisable over a period of five years and will vest over a three-year period, one-third each year for continued service on the Board. If such service is terminated, the non-vested portion of the option will be forfeited.

Executive Officer Compensation
-------------------------------
On November 4, 2004 the Board also approved an Executive Compensation Plan that affects all five of the Company's executive officers. The Plan establishes the philosophy for incentive compensation to such officers to be annually determined that may consist of one or any combination of restricted stock, stock options and cash awards. At the Board of Directors meeting held August 23, 2004, the Board had approved the grant of options to acquire a total of 200,000 shares of the Company's common stock, at an exercise price of $8.60 per share, the closing price on August 23, 2004. (The executive officers of registrant and distribution of the options granted are as follows: Jonathan Barr - 30,600 shares, C. Jean Bustard - 33,900 shares, Michael D. Durham - 59,000 shares, Mark H. McKinnies - 44,400 shares, and Richard J. Schlager - 32,100 shares.)The options generally vest over a 10-year period at a rate of 5% per year during the first 5 years, and 15% per year for the remaining term. Such vesting may be accelerated based on performance criteria measured by the Compensation Committee. The Compensation Committee intends to utilize such stock options as a significant component of the Plan. Shareholder approval is not required for such stock options as they were granted prior to listing of the Company's common stock on the NASDAQ SmallCap market.

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

					       	         ADA-ES, Inc.
						                 Registrant

Date:  November 10, 2004                      /s/ Mark H. McKinnies
                                              ----------------------
                                                 Mark H. McKinnies
                                             Chief Financial Officer